Exhibit 23.11

Consent

To: Ivanhoe Electric Inc. (the “Company”)

Re: Current Report on Form 8-K and the Registration Statements on Form S-3 (File No. 333-273195, 333-269029 and 333-280018) and Form S-8 (File Nos. 333-274241, 333-269490, 333-266227, 333-277101 and 333-284755) (collectively, the “Registration Statements”) of the Company.

Stantec Consulting Services Inc. is the authoring firm of parts of the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025, regarding the mining property known as the Santa Cruz Project (the “Project”) which was prepared in accordance with the U.S. Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 through 1305) for Ivanhoe Electric Inc. (the “Expert Report”).

Stantec Consulting Services Inc. understands that the Company wishes to make reference to Stantec Consulting Services Inc.’s name and the Expert Report in its Current Report on Form 8-K dated the date hereof (the “Form 8-K”), and to incorporate by reference certain information in the Registration Statements. Stantec Consulting Services Inc. further understands that the Company wishes to use extracts and/or information from, the Expert Report in the Form 8-K related to the Project. Stantec Consulting Services Inc. has been provided with a copy of the Form 8-K, and has reviewed the proposed disclosure identified above.

Accordingly, Stantec Consulting Services Inc. does hereby consent to:

•      the use of, and references to, its name in the Form 8-K;

•      the use of, and references to, the Expert Report in the Form 8-K, including the filing of the Expert Report as an exhibit to the Form 8-K;

•      the use of, in the Form 8-K, extracts and information from the Expert Report, or portions thereof; and

•      the incorporation by reference of the foregoing items in the Registration Statements.

Dated: June 23, 2025

By:	/s/ Stantec Consulting Services Inc.
Stantec Consulting Services Inc.